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                                                                      Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of ING Series Fund and
The Board of Trustees of ING Funds Trust:

We consent to the use of our reports dated May 21, 2004 on the financial statements of the ING Bond Fund (a series of ING Series Fund) and the ING Intermediate Bond Fund (a series of ING Funds Trust) incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.

                                            /s/ KPMG LLP


Boston, Massachusetts
June 1, 2004